As filed with the Securities and Exchange Commission on March 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aileron Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4196017
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

285 Summer Street, Unit 111 Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

2017 Stock Incentive Plan

(Full Title of the Plan)

Manuel C. Alves Aivado, M.D., Ph.D.

President and Chief Executive Officer

Aileron Therapeutics, Inc.

285 Summer Street, Unit 111

Boston, MA 02110

(Name and Address of Agent For Service)

(617) 995-0900

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,244,816 shares (2)	$1.63 (3)	$2,029,050.08 (3)	$221.37

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 1,244,816 additional shares issuable under the 2017 Stock Incentive Plan (the “2017 Plan”).
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on March 17, 2021.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed for the purpose of registering the offer and sale of an additional 1,244,816 shares of Common Stock, $0.001 par value per share, of Aileron Therapeutics, Inc. (the “Registrant”) to be issued under the Registrant’s 2017 Plan. In accordance with General Instruction E to Form S-8, this registration statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 has previously been filed and is effective. Accordingly, this registration statement incorporates by reference the contents of the Registrant’s following registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”), except in each case for Item 8, Exhibits with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated by reference:

(1)

Registration Statement on Form S-8 (File No. 333-219158), filed with the SEC on July 5, 2017 by the Registrant, relating to the Registrant’s 2006 Stock Incentive Plan, 2016 Stock Incentive Plan, 2017 Plan and 2017 Employee Stock Purchase Plan;

(2)	Registration Statement on Form S-8 (File No. 333-224785), filed with the SEC on May 9, 2018 by the Registrant, relating to the Registrant’s 2017 Plan;

(3)	Registration Statement on Form S-8 (File No. 333-230592), filed with the SEC on March 29, 2019 by the Registrant, relating to the Registrant’s 2017 Plan; and

(4)	Registration Statement on Form S-8 (File No. 333-237480), filed with the SEC on March 30, 2020 by the Registrant, relating to the Registrant’s 2017 Plan.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38130) filed with the Securities and Exchange Commission on July 5, 2017)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38130) filed with the Securities and Exchange Commission on July 5, 2017)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

99.1	2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218474) filed with the Securities and Exchange Commission on June 19, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts on this 24th day of March, 2021.

AILERON THERAPEUTICS, INC.

By:	/s/ Manuel C. Alves Aivado
Manuel C. Alves Aivado, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Aileron Therapeutics, Inc., hereby severally constitute and appoint Manuel C. Alves Aivado, M.D., Ph.D. and Richard J. Wanstall and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aileron Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Manuel C. Alves Aivado	President, Chief Executive Officer and Director
Manuel C. Alves Aivado, M.D., Ph.D.	(principal executive officer)	March 24, 2021

/s/ Richard J. Wanstall	Chief Financial Officer and Treasurer
Richard J. Wanstall	(principal financial officer and principal accounting officer)	March 24, 2021

/s/ Jeffrey A. Bailey	Chairman of the Board of Directors
Jeffrey A. Bailey		March 24, 2021

/s/ Reinhard J. Ambros	Director
Reinhard J. Ambros, Ph.D.		March 24, 2021

/s/ William T. McKee	Director
William T. McKee		March 24, 2021

/s/ Jodie P. Morrison	Director
Jodie P. Morrison		March 24, 2021

/s/ Nolan Sigal	Director
Nolan Sigal, M.D., PhD.		March 24, 2021

/s/ Josef H. Von Rickenbach	Director
Josef H. Von Rickenbach		March 24, 2021